Exhibit 99.1

     City National Creates Banking and Administrative Center with
      Lease of up to 310,000 Square Feet in Downtown Los Angeles

    LOS ANGELES--(BUSINESS WIRE)--Nov. 20, 2003--

 ARCO Plaza and Bank of America Tower to Be Renamed for City National

    In a move that will enhance its business capabilities in Los Angeles and underscore its commitment to downtown L.A., City National Bank today announced that it has leased up to 310,000 square feet of commercial office space at what is now ARCO Plaza. It is the largest commercial real estate lease signed in the city of Los Angeles this year and a milestone for owner Thomas Properties Group, which purchased the property less than one year ago.
    City National Bank will occupy 12 of 52 floors in the property's south office tower at 555 South Flower Street. The building will be renamed "City National Tower," with new signage appearing in September 2004. The tower will serve as the bank's new administrative center, bringing together more than 20 departments, from Product Management, Cash Management, International and Finance to Human Resources, Marketing, Community Reinvestment and select areas of Wealth Management.
    The bank also will relocate its nearby Library Tower banking office to 6,600 square feet in a three-story building that sits between the two ARCO Plaza office towers. Until then, that branch and the bank's downtown business and private banking centers will remain in Library Tower.
    The new City National Tower and the plaza banking office together will form City National's expanded Downtown Los Angeles Regional Center, offering extensive private and business banking and wealth management capabilities.
    The entire property, which is located on Flower Street between 5th and 6th streets in the heart of L.A.'s business district, will be renamed "City National Plaza" in September 2005.
    City National's move to this new location will begin next year and is expected to be completed in 2006.
    "After 50 years of growth in multiple locations, this move by City National to one of Southern California's landmark properties will bring together many of our capabilities and more than 800 of our colleagues to one outstanding facility," said bank Chief Executive Officer Russell Goldsmith. "As a result, we will provide our clients here in Los Angeles with even more convenient access to the full range of City National's outstanding financial products and services and the talented team of bankers and financial advisors who deliver our superior relationship-based banking and financial solutions as California's premier private and business bank. This move underscores our strong commitment to the revitalization of downtown Los Angeles, and will enhance the productivity and effectiveness of our organization."
    Said Thomas Properties Group CEO James A. Thomas: "City National Bank shares our vision for this center as the best office location and tenant environment in downtown. The bank is a leader in the L.A. business community and will be a strong addition to our project, contributing to the continued renaissance of the financial district."
    City National is the largest bank headquartered in Los Angeles and one of the leading private employers in the city and county. When its relocation is complete, nearly 1,000 of its 2,300 colleagues will work in L.A.'s central business district. In addition to its new facilities at what will become City National Plaza, the bank will continue to occupy space, including a ground-floor banking office, in the City National Bank building at 606 South Olive Street. It has been there since 1967.
    Designed by AC Martin Partners and built in 1972, ARCO Plaza contains approximately 2.6 million square feet of space. The twin towers and the plaza building are sheathed in forest-green granite and glass. For more than 30 years, this property has been a defining feature of L.A.'s world-famous skyline.
    A group of investors led by L.A.-based Thomas Properties Group, a national development and investment firm, purchased the property early this year and recently unveiled plans for a two-year, $125 million improvement program that will transform the future City National Plaza into a vibrant gathering place. In addition to restaurants and revitalized retail establishments, the plaza will feature new fountains and state-of-the-art building systems.
    "The many improvements announced by Thomas Properties Group were critical to our commitment, and should ensure that City National Plaza will remain one of the premier addresses in Los Angeles," Goldsmith said.
    City National Bank was represented in the negotiations by Lynn Williams, William Puget, Carl Muhlstein and Jeffrey Welch of Cushman & Wakefield of California, Inc., while the landlord was represented by Kent Handleman, managing director of leasing for Thomas Properties Group.
    Thomas Properties Group and the California State Teachers Retirement System are the major investors in TPG Plaza Investments, the entity that owns the property. Kings Capital, a privately held company managed by Picerne Investment Management Corp., is a member of the investor group.
    For more information about Thomas Properties Group, visit the Website at thomaspropertiesgroup.com.

    About City National

    City National Corporation (NYSE:CYN) is a financial services company with $12.8 billion in total assets. Its wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 54 offices, including 12 full-service regional centers, in Southern California, the San Francisco Bay Area and New York City. Thirty-one of these offices are located in Los Angeles County; 19 of them are in the city of Los Angeles. At September 30, 2003, the company and its affiliates had $27.5 billion in investment and trust assets under management or administration.
    City National is ranked among America's top companies in Forbes magazine's "Super 500" list. It also is one of the nation's top wealth managers, according to Barron's magazine.
    For more information about City National, visit the company's Website at cnb.com.

    BACKGROUND: ARCO PLAZA

    The landmark ARCO Plaza, under new owner Thomas Properties Group, is slated for major changes to restore its position as the finest office campus in downtown Los Angeles. The five-year, $125 million program will transform the public plaza into a vibrant gathering place with restaurants, revitalized retail establishments, dancing waters and state-of-the-art building systems. At night, dramatic lighting will spotlight the towers on the skyline.
    AC Martin Associates is collaborating with landscape architect Laurie Olin of Olin Partnership to activate the central public plaza in the style of a European piazza. Plans include translucent canopies that shade a host of tables and chairs that are flexible and movable to accommodate tenant events and public activities. Further expanding dining options, a portion of the lobby of each tower will be converted into distinctive restaurant space with indoor and outdoor seating.
    Herbert Bayer's eye-catching red sculpture, "Double Ascension," which embraces a large central fountain, will be re-engineered as a dancing-water display by WET(R) Design, the premier architect/engineer of imaginative water attractions.
    Sussman/Prejza, the nation's top environmental design firm, has created elegant interior-illuminated signage sentinels for each corner of the site. These translucent monuments accent the architectural classicism of the towers while heightening street level identity and providing naming opportunities.
    The retail space is being consolidated into one 80,000-square-foot floor and completely renovated with sophisticated graphics, engaging styling and topflight goods and services. The 65,000-square-foot, three-story plaza building that Thomas Properties calls the "jewel box" will include a City National Bank branch office. The rest of this property is being contemplated for a variety of uses such as a museum, shops, restaurants and offices.

    Note: A photo is available at URL:
http://www.businesswire.com/cgi-bin/photo.cgi?pw.112003/bb3

    CONTACT: Investor Contact:
             City National Bank
             Frank Pekny, 310-888-6700
             frank.pekny@cnb.com
               or
             Media Contact:
             City National Bank
             Cary Walker, 213-833-4715
             cary.walker@cnb.com
               or
             For Thomas Properties Group
             Barbara Casey, 310-396-2400
             bcasey@cswpr.com